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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Source Information Management Company
St. Louis, Missouri

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of The Source Information Management Company of our report dated March 9, 1999, relating to the consolidated financial statements U.S. Marketing Services, Inc. and subsidiaries.

     We also consent to the reference to us under the capital "Experts" in the Prospectus.

                                          /s/ BDO Seidman, LLP

New York, New York
July 22, 1999